Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information of Greatbatch, Inc. (“Greatbatch”, the “Company”, “we” or “our”) presents the estimated effects of (i) the completed acquisition of Lake Region Medical Holdings, Inc. (“Lake Region Medical”), (ii) the financing transactions completed in connection with the Lake Region Medical acquisition, and (iii) the completed spin-off of Nuvectra Corporation (“Nuvectra”) (See Note 1). The historical consolidated financial information has been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and is adjusted to give effect to pro forma events that are: directly attributable to the aforementioned transactions; factually supportable; and, with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes included herein. In addition, the unaudited pro forma condensed combined financial information was based on, and should be read in conjunction with, the financial statements discussed below.

The unaudited pro forma condensed combined statement of operations for the year ended January 1, 2016 is presented as if the spin-off of Nuvectra and the acquisition of Lake Region Medical had occurred on January 3, 2015. For purposes of preparing the unaudited pro forma condensed combined statement of operations for the year ended January 1, 2016, we have utilized the historical Greatbatch consolidated statement of operations for the year ended January 1, 2016 (as filed with the Securities and Exchange Commission (“SEC”) on March 1, 2016), the Lake Region Medical consolidated statement of operations for the period January 3, 2015 through October 27, 2015 (the date of the acquisition of Lake Region Medical), and the historical Nuvectra combined statement of operations for the year ended January 1, 2016 (as filed with the SEC in Nuvectra’s Registration Statement on Form 10 on February 24, 2016) (See Note 2).

The unaudited pro forma condensed combined balance sheet as of January 1, 2016 is presented as if the spin-off of Nuvectra had occurred on that date. The acquisition of Lake Region Medical was completed on October 27, 2015, and therefore is already reflected in the historical consolidated balance sheet of Greatbatch as of January 1, 2016. For purposes of preparing the unaudited pro forma condensed combined balance sheet as of January 1, 2016, we have utilized the historical Greatbatch consolidated balance sheet as of January 1, 2016 (as filed with the SEC on March 1, 2016) and the historical Nuvectra combined balance sheet as of January 1, 2016 (as filed with the SEC in Nuvectra’s Registration Statement on Form 10 on February 24, 2016).

The unaudited pro forma condensed combined financial information is presented for informational purposes only. It does not purport to indicate the results that would have actually been attained had the acquisition of Lake Region Medical or the spin-off of Nuvectra occurred on the assumed dates or for the periods presented, or the results that we may realize in the future. The acquisition of Lake Region Medical has been treated as a business combination in accordance with FASB Accounting Standard Codification 805, “Business Combinations” (“ASC 805”). The unaudited pro forma condensed combined financial statements include pro forma adjustments that are based on the most recently available information and assumptions that our management believes are factually supportable, as described in the accompanying notes. Actual results may differ materially from the assumptions made within the accompanying unaudited pro forma condensed combined financial information. To the extent that additional information becomes available, and as additional analysis is performed, the assumptions and estimates included herein could change significantly.

The following unaudited pro forma condensed combined financial statements reflect pro forma adjustments which are described in the accompanying notes.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

GREATBATCH, INC.

FOR THE YEAR ENDED JANUARY 1, 2016

(in thousands, except per share data)	Greatbatch, Inc. Historical	Lake Region Adjusted Historical (Note 2)	Lake Region Reclassifications (Note 2)	Merger and Related Pro Forma Adjustments		Financing and Related Pro Forma Adjustments		Greatbatch, Inc. Pro Forma Combined	Nuvectra Adjusted Historical (Note 2)	Nuvectra Pro Forma Adjustments		Greatbatch, Inc. Post Spin-Off Pro Forma Combined
	A	B	C	D		E		F=A+B+C+D+E	G	H		F+G+H
Sales	$800,414	$650,505	$—	$(4,324)	3a	$—		$1,446,595	$(3,757)	$—		$1,442,838
Cost of sales	565,279	493,563	(4,872)	(4,324)	3a	—		1,063,656	(1,890)	—		1,061,766
	—	—	—	10,561	3b	—		—	—	—		—
	—	—	—	3,449	3c	—		—	—	—		—

Gross profit (loss)	235,135	156,942	4,872	(14,010)		—		382,939	(1,867)	—		381,072
Operating expenses:

Selling, general and administrative expenses	102,530	67,279	(6,458)	11,219	3b	—		174,962	(6,677)	(360)	5b	167,925
	—	—	—	392	3c	—		—	—	—		—

Research, development and engineering costs, net	52,995	8,656	(74)	20	3c	—		61,597	(13,650)	—		47,947
Other operating expenses, net	66,464	25,207	11,404	(18,059)	3b	—		49,020	(3,112)	(6,000)	5a	39,908
	—	—	—	(35,996)	3d	—		—	—	—		—

Total operating expenses	221,989	101,142	4,872	(42,424)		—		285,579	(23,439)	(6,360)		255,780
Operating income (loss)	13,146	55,800	—	28,414		—		97,360	21,572	6,360		125,292
Interest expense	33,513	58,007	—	—		(33,513)	4a	109,353	—	—		109,353
	—	—	—	—		(58,007)	4b	—	—	—		—
	—	—	—	—		6,068	4c	—	—	—		—
	—	—	—	—		1,289	4d	—	—	—		—
	—	—	—	—		101,625	4e	—	—	—		—
	—	—	—	—		371	4f	—	—	—		—
Gain on cost and equity method investments	(3,350)	—	—	—		—		(3,350)	—	—		(3,350)
Other (income) expense, net	(1,317)	20,889	—	—		(18,864)	4g	708	—	—		708

Income (loss) before provision (benefit) for income taxes	(15,700)	(23,096)	—	28,414		1,031		(9,351)	21,572	6,360		18,581
Provision (benefit) for income taxes	(8,106)	(8,401)	—	9,206	3e	361	4h	(6,940)	7,550	2,226	5c	2,836

Net Income (loss)	$(7,594)	$(14,695)	$—	$19,208		$670		$(2,411)	$14,022	$4,134		$15,745

Earnings (loss) per share:
Basic	$(0.29)											$0.52
Diluted	$(0.29)											$0.50
Weighted average shares outstanding:
Basic	26,363			4,150	3f							30,513
Diluted	26,363			5,141	3f							31,504

The accompanying notes are an integral part of these condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

GREATBATCH, INC.

AS OF JANUARY 1, 2016

	Greatbatch, Inc. Historical	Nuvectra Historical (Note 2)	Nuvectra Pro Forma Adjustments		Greatbatch, Inc. Post Spin-Off Pro Forma Combined
(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$82,478	$(202)	$40,000	5d	$43,276
			(75,000)	5e
			(4,000)	5f

Accounts receivable, net of allowance for doubtful accounts	207,342	(417)	—		206,925

Inventories	252,166	—	—		252,166
Refundable income taxes	11,730	—	—		11,730
Prepaid expenses and other current assets	20,888	(145)	—		20,743

Total current assets	574,604	(764)	(39,000)		534,840
Property, plant and equipment, net	379,492	(4,469)	—		375,023
Amortizing intangible assets, net	893,977	(1,983)	—		891,994
Indefinite-lived intangible assets	90,288	—	—		90,288
Goodwill	1,013,570	(38,182)	—		975,388
Deferred income taxes	3,587	—	—		3,587
Other assets	26,618	—	—		26,618

Total assets	$2,982,136	$(45,398)	$(39,000)		$2,897,738

LIABILITIES AND STOCHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$29,000	$—	$—		$29,000
Accounts payable	84,362	(542)	—		83,820
Income taxes payable	3,221	—	—		3,221
Accrued expenses	97,257	(7,016)	—		90,241

Total current liabilities	213,840	(7,558)	—		206,282
Long-term debt	1,685,053	—	40,000	5d	1,725,053
Deferred income taxes	221,804	—	1,135	5g	222,939
Other long-term liabilities	10,814	—	—		10,814

Total liabilities	2,131,511	(7,558)	41,135		2,165,088

Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	31	—	—		31
Additional paid-in capital	620,470	—	—		620,470
Treasury stock	(3,100)	—	—		(3,100)
Retained earnings (loss)	231,854	(37,840)	(75,000)	5e	113,879
	—	—	(4,000)	5f
			(1,135)	5g
Accumulated other comprehensive income	1,370	—	—		1,370

Total stockholders’ equity	850,625	(37,840)	(80,135)		732,650

Total liabilities and stockholders’ equity	$2,982,136	$(45,398)	$(39,000)		$2,897,738

The accompanying notes are an integral part of these condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Description of Transactions

Spin-off of Nuvectra Corporation

On March 14, 2016, Greatbatch completed its spin-off of a portion of its QiG reporting segment through a tax-free distribution of all of the issued and outstanding shares of common stock, par value $0.001 per share, of Nuvectra to the stockholders of Greatbatch on a pro rata basis (the “Spin-off”). Immediately prior to completion of the Spin-off, QiG Group, LLC was converted into a corporation organized under the laws of Delaware and changed its name to Nuvectra Corporation. Greatbatch distributed the shares of Nuvectra common stock pro rata to its stockholders on the basis of one share of Nuvectra common stock for every three shares of Greatbatch common stock held as of the close of business on March 7, 2016, the record date for the Spin-off. As of the effective date of the Spin-off, Greatbatch no longer owns any equity interests of Nuvectra and will no longer consolidate Nuvectra into its financial results.

Acquisition of Lake Region Medical Holdings, Inc.

On October 27, 2015 Greatbatch completed the acquisition of Lake Region Medical pursuant to an Agreement and Plan of Merger dated August 27, 2015, by and among the Company, Provenance Merger Sub Inc., a Delaware corporation and an indirect wholly-owned subsidiary of the Company (“Merger Sub”) and Lake Region Medical (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub was merged with and into Lake Region Medical, with Lake Region Medical continuing as the surviving corporation and an indirect wholly-owned subsidiary of the Company (the “Merger”).

As a result of the Lake Region Medical acquisition, the combined company expects to achieve annual synergies of approximately $25 million in 2016, which is expected to increase to at least $60 million in 2018. The unaudited pro forma condensed combined financial information does not reflect these potential synergies.

2.	Basis of Presentation

The accompanying unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined balance sheet based upon the financial statements of Greatbatch after giving effect to the Spin-off. The unaudited pro forma condensed combined balance sheet presents the historical consolidated balance sheet of Greatbatch (the acquisition of Lake Region Medical is already reflected in the historical balance sheet of Greatbatch) as of January 1, 2016, giving effect to the Spin-off as if it had occurred on January 1, 2016. The unaudited pro forma condensed combined statement of operations for the year ended January 1, 2016 combines the historical consolidated statement of operations of Greatbatch for the year ended January 1, 2016 and the historical consolidated statement of operations of Lake Region Medial for the period January 3, 2015 through the acquisition date, October 27, 2015. This unaudited pro forma condensed combined statement of operations gives effect to (i) the acquisition of Lake Region Medical, (ii) the financing transactions completed in connection with the Lake Region Medical acquisition and (iii) the Spin-off, in each case as if they had been consummated on January 3, 2015, the beginning of the earliest period presented.

The acquisition of Lake Region Medical has been treated as a business combination in accordance with ASC 805. The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting with Greatbatch considered the acquirer of Lake Region Medical. The unaudited pro forma condensed combined financial statements do not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies or revenue synergies expected to result from the acquisition of Lake Region Medical.

Certain reclassifications were made to the historical financial statements of Lake Region Medical and Nuvectra, including the following:

Adjustments made to Lake Region Medical’s historical financial statements for the period January 3, 2015 through October 27, 2015

•	A reclassification of $4.9 million, $6.5 million and $0.07 million from cost of sales, selling, general and administrative expenses, and research, development and engineering costs, net, respectively, to other operating expenses, net to conform to Greatbatch’s accounting policies related to the classification of other operating expenses.

Adjustments made to Nuvectra’s historical financial statements for the year ended January 1, 2016

•	A reclassification of $2.8 million of selling, general and administrative expenses to other operating expenses, net to conform to Greatbatch’s accounting policies related to the classification of other operating expenses. A reduction of $1.1 million and $1.8 million from selling, general and administrative expenses, and research, development and engineering costs, net, respectively, to eliminate overhead allocations from Greatbatch.

•	Reflects a tax benefit computed by applying the weighted average statutory tax rate (35.0%) to Nuvectra’s loss before benefit for income taxes, which has historically been utilized by Greatbatch.

3.	Merger and Related Unaudited Pro Forma Adjustments

The following summarizes the pro forma adjustments in connection with the Lake Region Medical acquisition to give effect to the transaction as if it had occurred on January 3, 2015 for purposes of the unaudited pro forma condensed combined statement of operations:

a.	Reflects the elimination of Greatbatch’s sales and related cost of sales to/from Lake Region Medical prior to the acquisition on October 27, 2015.

b.	Reflects the elimination of Lake Region Medical’s historical amortization expense, which was recorded within other operating expenses, net. These adjustments also represent an increase in amortization expense associated with the fair value adjustments to the carrying value of intangible assets for the period January 3, 2015 through the Lake Region Medical acquisition date. The historical Greatbatch expense reflects the amortization expense from the acquisition date through year end. The increase in amortization expense related to the customer relationship intangible assets acquired is recorded within selling, general, and administrative expenses. The increase in amortization expense associated with the technology intangible asset acquired was recorded within cost of sales. For purposes of the unaudited pro forma condensed combined statement of operations, amortization expense was determined using a cash flow approach, which is based on utilizing a proportion of the expected cash flows for the period to the total expected cash flows for the related intangible asset.

The pro forma adjustment for amortization expense is recorded as follows:

(in thousands)	Fair Value	Useful Life	Step-Up Amortization Expense for the Period Ended October 27, 2015
Customer relationships	$689,000	29	$11,219
Technology	160,000	19	10,561

	$849,000		$21,780
Elimination of Lake Region Medical historical amortization expense			$(18,059)

c.	Represents an increase in depreciation expense associated with fair value adjustments to the carrying value of property, plant, and equipment for the period January 3, 2015 through the Lake Region Medical acquisition date. The historical Greatbatch expense reflects the depreciation expense from the acquisition date through year end. The increase in depreciation expense is split among selling, general, and administrative expenses, cost of sales, and research, development and engineering costs, net based upon historical Lake Region Medical depreciation expense. The increase in depreciation expense is recorded as follows:

(in thousands)	Fair Value	Step-Up Depreciation Expense for the Period Ended October 27, 2015
Property, plant, and equipment	$216,473	$26,002

Lake Region Medical historical depreciation expense		$22,141

Increase in depreciation expense
Cost of sales		$3,449
Selling, general, and administrative expenses		392
Research, development and engineering costs, net		20

		$3,861

d.	Reflects the elimination of $36.0 million of transaction costs incurred by Greatbatch ($32.3 million) and Lake Region Medical ($3.7 million) as there is no continuing impact on our combined results and, as such, should not be included in the pro forma condensed combined statement of operations. These costs primarily relate to investment banking fees, change in control payments, debt termination fees and other professional and consulting fees incurred, which are directly attributable to the acquisition of Lake Region Medical.

e.	Reflects tax expense computed by applying the weighted average statutory tax rate (32.4%), based on the applicable tax jurisdictions, to the respective pro forma adjustments presented in the unaudited pro forma condensed combined statement of operations. These rates do not reflect Greatbatch’s effective tax rate, which includes other items and may be significantly different than the rates assumed for purposes of preparing the unaudited pro forma condensed combined financial statements for a variety of factors.

f.	Represents the adjustment to weighted average shares outstanding to account for the 4,980,064 Greatbatch, Inc. shares of common stock and 119,900 Greatbatch, Inc. stock options issued to Lake Region Medical stockholders as part of the Merger consideration for the period January 3, 2015 through the Lake Region Medical acquisition date. The historical Greatbatch weighted average shares outstanding reflects the shares issued from the acquisition date through year end. For the historical Greatbatch weighted average shares outstanding for the year ended January 1, 2016, the dilutive impact of share-based awards have been excluded from the calculation of the diluted loss per share, as the effect of including these awards would have been anti-dilutive but are included in the pro forma diluted earnings per share calculation as they are dilutive.

4.	Financing and Related Pro Forma Adjustments

The following summarizes the pro forma adjustments in connection with (i) the financing of the acquisition of Lake Region Medical and (ii) the borrowings on our revolving line of credit as a result of the Spin-off, to give effect to the transactions as if they had occurred on January 3, 2015 for purposes of the unaudited pro forma condensed combined statement of operations.

In connection with the completion of the Merger, the Company and the Company’s wholly-owned subsidiary, Greatbatch Ltd., entered into a new credit agreement (the “Senior Secured Credit Facilities”) with Manufacturers and Traders Trust Company, as administrative agent, consisting of a $375 million term loan A facility (the “TLA Facility”), a $1,025 million term loan B facility (the “TLB Facility” and, together with the TLA Facility, the “Term Loan Facilities”), and a $200 million revolving credit facility (the “Revolving Credit Facility”). Additionally, on October 27, 2015, Greatbatch Ltd. completed an offering (the “Offering”) of $360 million aggregate principal amount of 9.125% Senior Notes due 2023 (the “Notes”). The Term Loan Facilities were funded in full on October 27, 2015 and used, together with the net proceeds from the Notes, to fund the cash consideration paid to the Lake Region Medical shareholders, the repayment of Greatbatch Ltd.’s outstanding indebtedness, and the repayment of Lake Region Medical’s outstanding indebtedness. No amounts were drawn on the Revolving Credit Facility in connection with the completion of the Merger.

Immediately prior to the completion of the Spin-off, Greatbatch made a cash capital contribution to Nuvectra of $75.0 million to assist Nuvectra in meeting its cash needs on a going forward basis after the completion of the Spin-off. In order to fund a portion of this cash contribution, Greatbatch borrowed $40.0 million on its Revolving Credit Facility.

a.	Reflects the elimination of Greatbatch’s historical interest expense on outstanding debt, which was refinanced in conjunction with the Lake Region Medical acquisition.

b.	Reflects the elimination of historical Lake Region Medical interest expense on outstanding debt, which was refinanced in conjunction with the Lake Region Medical acquisition.

c.	Greatbatch incurred approximately $40.9 million of debt issuance costs, of which $33.1 million relate to the Senior Secured Credit Facilities and $7.8 million relate to the Notes. The costs consist of various fees paid to the initial purchasers for their services in arranging and structuring the financing. The fees were deferred and recorded within other assets and long-term debt for $4.2 million and $36.7 million, respectively, and amortized over the lives of the respective debt, which range from 5-8 years. These fees are being amortized utilizing the effective interest method and amounted to a pro forma adjustment of $6.1 million for the year ended January 1, 2016.

d.	The TLB Facility has an original issuance discount of $10.25 million. This discount will be amortized over the 7 year life of the debt based on the effective interest method. The amortization of the discount results in pro forma interest expense of $1.3 million for the year ended January 1, 2016.

e.	The pro forma adjustment to interest expense is approximately $101.6 million for the year ended January 1, 2016. The weighted average interest rate assumed for the Revolving Credit Facility, TLA Facility, TLB Facility and the Notes was approximately 5.6% for the year ended January 1, 2016.

f.	Reflects the unused commitment fees applied to the Revolving Credit Facility at an annual rate of 0.25% for unused capacity. The pro forma adjustment is approximately $0.4 million for the year ended January 1, 2016.

g.	Represents the elimination of debt extinguishment costs recognized by Lake Region Medical in connection with the repayment of their debt by Greatbatch simultaneously with the close of the acquisition as there is no continuing impact on our combined results and, as such, should not be included in the pro forma condensed combined statement of operations.

h.	Reflects tax expense computed by applying the weighted average statutory tax rate (35.0%), based on the applicable tax jurisdiction, to the respective pro forma adjustments presented in the unaudited pro forma condensed combined statement of operations. This rate does not reflect Greatbatch’s effective tax rate, which includes other items and may be significantly different than the rates assumed for purposes of preparing the unaudited pro forma condensed combined financial statements for a variety of factors.

The estimated interest expense reflected in these unaudited pro forma condensed combined financial statements are estimates only and may differ significantly from actual results. A 0.125 percent change in the interest rate could result in an increase or decrease in the pro forma interest expense of approximately $0.5 million for a full year period.

5.	Nuvectra Pro Forma Adjustments

a.	Represents the elimination of non-recurring costs incurred related specifically to the Spin-off transaction, including $2.8 million of costs incurred by Nuvectra and $3.2 million of costs incurred by Greatbatch.

b.	Represents information technology fees and rental income to be received from Nuvectra in connection with the transition services agreement entered into with Nuvectra in connection with the Spin-off. In connection with the completion of the Spin-off, Nuvectra entered into a sublease agreement with Greatbatch for office space located in Plano, Texas, which will be used for Nuvectra’s corporate headquarters.

c.	Reflects tax expense computed by applying the weighted average statutory tax rate (35%), based on the applicable tax jurisdiction, to the respective pro forma adjustments presented in the unaudited pro forma condensed combined statement of operations. This rate does not reflect Greatbatch’s effective tax rate, which includes other items and may be significantly different than the rates assumed for purposes of preparing the unaudited pro forma condensed combined financial statements for a variety of factors.

d.	Represents the $40.0 million borrowing on our Revolving Credit Facility to fund a portion of the $75.0 million cash contribution from Greatbatch to Nuvectra immediately prior to completion of the Spin-off to assist Nuvectra in meeting its cash needs on a going forward basis after the completion of the Spin-off.

e.	Represents the $75.0 million cash contribution from Greatbatch to Nuvectra immediately prior to completion of the Spin-off to assist Nuvectra in meeting its cash needs on a going forward basis after the completion of the Spin-off.

f.	Represents $4.0 million of additional transaction costs expected to be incurred that are directly attributable to the Spin-off.

g.	Represents the estimated increase in net deferred tax liability related to the divested Nuvectra net deferred tax asset position.